Exhibit 10.31

Accretive Health, Inc.

Restricted Stock Award Agreement

GENERAL TERMS AND CONDITIONS

This Restricted Stock Award is granted to the Participant on a stand-alone basis, outside the Accretive Health, Inc. 2010 Stock Incentive Plan (the “Plan”), as a material inducement for the Participant to accept the position of Chief Executive Officer of the Company and enter into the Offer Letter Agreement with the Company dated July 10, 2014 (the “Offer Letter Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Restricted Stock Award had this Restricted Stock Award been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Restricted Stock Award, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference. The Plan is attached as Exhibit 10.23 to Amendment No. 4 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on April 26, 2010.

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Restricted Shares.

(a) In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant on July 21, 2014 (the “Grant Date”), subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”) and the Plan, an award of 1,000,000 restricted shares of common stock, $0.01 par value per share, of the Company (the “Restricted Stock”).

(b) The Restricted Stock will initially be issued by the Company in book entry form only, in the name of the Participant. Following the vesting of any Restricted Stock pursuant to Section 2 below, the Company shall, if requested by the Participant, issue and deliver to the Participant a certificate representing the vested shares of Restricted Stock. The Participant agrees that the Restricted Stock shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting.

(a) General. Except as provided in Sections 2(b) and 2(c) hereof, so long as the Participant is employed by the Company, this award shall become vested as follows:

(i) Fifty percent (50%) of this award shall become vested in four (4) equal annual installments on each of the first, second, third and fourth anniversaries of the Grant Date, and thus shall become fully vested as to all such shares of Restricted Stock no later than the fourth anniversary of the Grant Date, subject to the Participant’s continued employment with the Company on each applicable vesting date (the “Time Vesting Tranche”).

(ii) Fifty percent (50%) of this award shall become vested upon achievement of the “Stock Price Goal” (as defined below), subject to the Participant’s continued employment with the Company as of the date on which the Stock Price Goal is achieved (the “Performance Vesting Tranche”). For purposes of the Performance Vesting Tranche, the “Stock Price Goal” shall mean a Fair Market Value of a share of the Company’s common stock equal to at least two (2) times the Fair Market Value of a share of the Company’s common stock on the Grant Date, subject to the provisos in each of Section 2(b)(iii) hereof and Section 2(c)(ii) hereof. The Stock Price Goal shall be measured based on the average per share closing price of a share of the Company’s common stock as reported on the New York Stock Exchange (or if not then traded on such exchange, on the principal national securities exchange in the United States on which it is then traded), and must be equaled or exceeded for at least twenty (20) consecutive trading days based on the average closing price for such twenty (20)-consecutive trading day period.

Any fractional shares resulting from the application of the vesting provisions contained in this Section 2 shall be rounded down to the nearest whole number of shares.

(b) Termination Without Cause or For Good Reason. Notwithstanding the provisions of Section 2(a) hereof, in the event of the Participant’s termination of employment by the Company without “Cause” or by the Participant for “Good Reason” (each, as defined in the Offer Letter Agreement), the unvested portion of the Time Vesting Tranche and the Performance Vesting Tranche shall become vested as of the date of such termination as follows, subject to the otherwise applicable provisions hereof:

(i) a pro rata portion of the Time Vesting Tranche shall become vested determined by multiplying the number of shares of Restricted Stock subject to the Time Vesting Tranche that would have become vested on the anniversary of the Grant Date immediately following the date of such termination had such termination not occurred, by a fraction, the numerator of which is the number of days in which the Participant was employed by the Company for the period beginning on the anniversary of the Grant Date immediately preceding the date of such termination (or the Grant Date, if such termination occurs prior to the first anniversary of the Grant Date) and ending on the date of such termination, and the denominator of which is 365; plus

(ii) an additional portion of the Time Vesting Tranche shall become vested with respect to 25% of the shares of Restricted Stock subject to the Time Vesting Tranche; and

(iii) with regard to the Performance Vesting Tranche, to the extent that the Stock Price Goal has not previously been achieved as of the date of such termination, the Stock Price Goal shall be measured as of the date of such termination in accordance with Section 2(a)(ii) hereof, and the Performance Vesting Tranche either shall become fully vested upon the occurrence of such termination if the Stock Price Goal is achieved, or shall be immediately forfeited upon the occurrence of such termination if the Stock Price Goal is not so achieved; provided that, for purposes of measuring the achievement of the Stock Price Goal as of the date of such termination, if such termination occurs prior to the second anniversary of the Grant Date, the two (2) times multiple contained in the definition of the term “Stock Price Goal” set forth in Section 2(a)(ii) hereof shall be replaced with one of the following multiples, as applicable: (A) if such termination occurs prior to the first anniversary of the Grant Date, then the applicable multiple shall be one and one-half (1.5) times; or (B) if such termination occurs on or following the first anniversary of the Grant Date but prior to the second anniversary of the Grant Date, then the applicable multiple shall be one and three-quarters (1.75) times.

(c) Change in Control.

(i) Notwithstanding the provisions of Sections 2(a)(i), 2(b)(i) and 2(b)(ii) hereof, in the event of the Participant’s termination of employment by the Company without Cause or by the Participant for Good Reason, in either case, upon or within two (2) years following the occurrence of a “Change in Control” (as defined below), any unvested portion of the Time Vesting Tranche outstanding at the time of such termination shall become vested as of the date of such termination, subject to the otherwise applicable provisions hereof.

(ii) Notwithstanding the provisions of Sections 2(a)(ii) and 2(b)(iii) hereof, with regard to the Performance Vesting Tranche, upon the occurrence of the first Change in Control to occur following the date hereof and while the Participant remains in the continued employment of the Company, to the extent that the Stock Price Goal has not previously been achieved, the Stock Price Goal shall be measured as of the date of such Change in Control based on the highest price per share to be paid for the Company’s common stock in the Change in Control (the “Change in Control Price”), and the Performance Vesting Tranche either shall become fully vested upon the occurrence of such Change in Control if the Stock Price Goal is achieved based on the Change in Control Price, or shall be immediately forfeited upon the occurrence of such Change in Control if the Stock Price Goal is not so achieved based on the Change in Control Price; provided that, for purposes of measuring the achievement of the Stock Price Goal as of the date of such Change in Control based on the Change in Control Price, if such Change in Control occurs prior to the second anniversary of the Grant Date, the two (2) times multiple contained in the definition of the term “Stock Price Goal” set forth in Section 2(a)(ii) hereof shall be replaced with one of the following multiples, as applicable: (A) if such Change in Control occurs prior to the first anniversary of the Grant Date, then the applicable multiple shall be one and one-half (1.5) times; or (B) if such termination occurs on or following the first anniversary of the Grant Date but prior to the second anniversary of the Grant Date, then the applicable multiple shall be one and three-quarters (1.75) times.

For purposes hereof, the term “Change in Control” means: (i) any “person”, as such term is used as of the Grant Date in Section 13(d) of the Securities Exchange Act of 1934, as amended, or group of persons, becomes (directly or indirectly) a “beneficial owner”, as such term is used as of the Grant Date in Rule 13d-3 promulgated under that Securities Exchange Act of 1934, as amended, of a percentage of the outstanding voting securities of the Company (measured either by number of outstanding voting securities or by voting power) equal to at least fifty percent (50%) of the outstanding voting securities of the Company; (ii) a majority of the members of the Board of Directors of the Company consists of individuals other than “Incumbent Directors,” which term means the members of such Board of Directors on the Grant Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported (other than in connection with any actual or threatened proxy contest) by two-thirds of the directors who then comprised the Incumbent Directors will be considered to be an Incumbent Director; or (iii) (A) the Company combines with another entity and is the surviving entity, or (B) all or substantially all of the assets or business of the Company is disposed of pursuant to a sale, merger, consolidation, liquidation, dissolution or other transaction or series of transactions (collectively, a “Triggering Event”), unless the holders of the Company’s outstanding voting securities immediately prior to such Triggering Event own, directly or indirectly, by reason of their ownership of the Company’s outstanding voting securities immediately prior to such Triggering Event, more than fifty percent (50%) of the outstanding voting securities (measured both by number of outstanding voting securities and by voting power) of (x) in the case of a combination in which the Company is the surviving entity, the surviving entity, and (y) in any other case, the entity (if any) that succeeds to substantially all of the Company’s business and assets.

3. Forfeiture of Unvested Restricted Stock Upon Cessation of Service.

Except as otherwise expressly provided in Section 2 hereof, in the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the shares of Restricted Stock that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any shares of Restricted Stock that are so forfeited. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any shares of Restricted Stock, or any interest therein, until such shares of Restricted Stock have vested, except that the Participant may transfer such shares of Restricted Stock: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Restricted Stock shall remain subject to this Agreement (including, without limitation, the forfeiture provisions set forth in Section 3 hereof and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (i) to transfer on its books any of the shares of Restricted Stock which have been transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Restricted Stock or to pay dividends to any transferee to whom such shares of Restricted Stock have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends.

The book entry account reflecting the issuance of the shares of Restricted Stock in the name of the Participant shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Award Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Rights as a Shareholder.

Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Stock, the Participant shall have all rights as a shareholder with respect to the Restricted Stock, whether vested or unvested, including, without limitation, rights to vote the Restricted Stock and act in respect of the Restricted Stock at any meeting of shareholders; provided, however, that the payment of dividends on unvested Restricted Stock shall be deferred until after such shares vest and shall be paid to the Participant within thirty (30) days following the applicable vesting date of such shares of Restricted Stock.

7. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

8. Tax Matters.

(a) Acknowledgments; Section 83(b) Election. The Participant acknowledges that he is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Stock and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Stock. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Stock. The Participant acknowledges that he has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Restricted Stock and that the Participant has decided not to file a Section 83(b) election.

(b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the shares of Restricted Stock. On each date on which shares of Restricted Stock vest, the Company shall deliver written notice to the Participant of the amount of withholding taxes due with respect to the vesting of the shares of Restricted Stock that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Participant shall satisfy such tax withholding obligations by transferring to the Company, on each date on which shares of Restricted Stock vest under this Agreement, such number of shares of Restricted Stock that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the New York Stock Exchange (or if not then traded on such exchange, on the principal national securities exchange in the United States on which it is then traded) on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Restricted Stock (such withholding method a “Surrender”) unless, prior to any vesting date, the Compensation Committee determines that a Surrender shall not be available to the Participant, in which case, the Participant shall be required to satisfy his tax obligations hereunder in a manner permitted by the Plan upon the vesting date.

9. Restrictive Covenants.

(a) General. This award represents a substantial economic benefit to the Participant. The Participant, by virtue of such Participant’s role with the Company, has access to, and is involved in the formulation of, certain confidential and secret information of the Company regarding its operations and each Participant could materially harm the business of the Company by competing with the Company or soliciting employees or customers of the Company.

(b) Non-Solicitation. During the time in which Participant performs services for the Company and for a period of twenty-four (24) months after the Participant ceases to perform services for the Company, regardless of the reason, Participant shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation:

(i) Hire, recruit, solicit or otherwise attempt to employ or retain or enter into any business relationship with, any person who is or was an employee of the Company within the twelve (12)-month period immediately preceding the cessation of Participant’s service with the Company; or

(ii) Solicit the sale of any products or services that are similar to or competitive with products or services offered by, manufactured by, designed by, or distributed by the Company, to any person, company or entity which was or is a customer or potential customer of the Company for such products or services.

(iii) For the avoidance of doubt, the Participant shall not be considered to have solicited away any business or customer of the Company if that business or customer contacts the Participant without any solicitation by the Participant or any other person who is acting in concert with, or at the direction of, the Participant. Further, for the avoidance of doubt, the Participant shall not be considered to have solicited, diverted or taken away any employee of the Company if that employee contacts the Participant without any solicitation by the Participant or any other person who is acting in concert with, or at the direction of, the Participant, it being the parties’ intention that the Participant will not be prohibited from accepting solicitations from any employee when neither the Participant nor any other person acting in concert with, or at the direction of, the Participant contacted or otherwise solicited the employee, provided that the foregoing shall in no way limit the application of the restriction on hiring employees contemplated by Section 9(b)(i) hereof.

(c) Non-Disclosure.

(i) Participant will not, without the Company’s prior written permission, directly or indirectly, utilize for any purpose other than for a legitimate business purpose solely on behalf of the Company, or directly or indirectly, disclose to anyone outside of the Company, either during or after Participant’s relationship with the Company ends, the Company’s Confidential Information, as long as such matters remain Confidential Information.

(ii) This Agreement shall not prevent Participant from revealing evidence of criminal wrongdoing to law enforcement or prohibit Participant from divulging the Company’s Confidential Information by order of a court or agency of competent jurisdiction. However, Participant shall promptly inform the Company of any such situations and shall take such reasonable steps to prevent disclosure of the Company’s Confidential Information until the Company has been informed of such requested disclosure and the Company has had an opportunity to respond to the court or agency.

(d) Return of Company Property. Participant agrees that, in the event that Participant’s service to the Company is terminated for any reason, Participant shall immediately return all of the Company’s property, including, without limitation, (i) tools, pagers, computers, printers, key cards, documents or other tangible property of the Company, and (ii) the Company’s Confidential Information in any media, including paper or electronic form, and Participant shall not retain in Participant’s possession any copies of such information.

(e) Ownership of Software and Inventions. All discoveries, designs, improvements, ideas, inventions, software, whether patentable or copyrightable or not, shall be works-made-for-hire and the Company shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, with the rights to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment after the term of this Agreement to Participant whatsoever. If, for any reason, any of such results and proceeds which relate to the business shall not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under the preceding sentence, then Participant hereby irrevocably assigns and agrees to quitclaim any and all of Participant’s right, title and interest thereto including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to the Company, and the Company shall have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to Participant whatsoever. Participant shall, from time to time, as may be reasonably requested by the Company, at the Company’s expense, do any and all things which the Company may deem useful or desirable to establish or document the Company’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent Participant has any rights in the results and proceeds of Participant’s services that cannot be assigned in the manner described above, Participant unconditionally and irrevocably waives the enforcement of such rights. Notwithstanding anything to the contrary set forth herein, works developed by the Participant (i) which are developed independently from the work developed for the Company regardless of whether such work was developed before or after the Participant performed services for the Company; or (ii) applications independently developed which are unrelated to the business and which Participant develops during non-business hours using non-business property shall not be deemed work for hire and shall not be the exclusive property of the Company.

(f) Non-Competition.

(i) During the time in which Participant performs services for the Company and for a period of twenty-four (24) months after the cessation of Participant’s service to the Company, regardless of the reason, Participant shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation, within the Restricted Area, own, manage, operate, or participate in the ownership, management, operation, or control of, or be employed by or provide services to, a “Competing Business”. For the purposes of this Agreement, the term “Competing Business” shall mean any entity or business: (1) engaged in the business of offering finance-related services to health care systems and hospitals, including, but not limited to, the collection of medical debt, hospital billings and revenue management; or (2) engaged in any other business or activity in which the Company has been engaged prior to the date hereof or in which the Company is engaged during the term of the Participant’s employment.

(ii) Notwithstanding anything to the contrary, nothing in this paragraph (f) prohibits Participant from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no active participation in the business of such corporation.

(g) Acknowledgments. The Participant acknowledges and agrees that the restrictions contained in this Agreement with respect to time, geographical area and scope of activity are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and that the Participant has had the opportunity to review the provisions of this Agreement with his legal counsel.

(h) Enforcement. The Participant agrees that the restrictions contained in this Agreement are necessary for the protection of the business, the Confidential Information, customer relationships and goodwill of the Company and are considered by the Participant to be reasonable for that purpose and that the scope of restricted activities, the geographic scope and the duration of the restrictions set forth in this Agreement are considered by the Participant to be reasonable. The Participant further agrees that any breach of any of the restrictive covenants in this Agreement would cause the Company substantial, continuing and irrevocable harm for which money damages would be inadequate and therefore, in the event of any such breach or any threatened breach, in addition to such other remedies as may be available, the Company shall be entitled to specific performance and injunctive relief. This Agreement shall not in any way limit the remedies in law or equity otherwise available to the Company or its Affiliates. The Participant further agrees that to the extent any provision or portion of the restrictive covenants of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law. Without limitation to any other remedies available hereunder or at law, in the event of any breach of any of the restrictive covenants in this Agreement by the Participant, the Participant agrees that any vested shares of Restricted Stock issued by the Company to the Participant pursuant to this Agreement shall be forfeited for no consideration. In the event that the Participant sold the shares issued to the Participant pursuant to this Agreement, then the Participant shall be required to pay to the Company in cash, within thirty (30) days of a request by the Company for such payment, the price at which the Participant sold the Shares.

(i) Severability; Modification. It is expressly agreed by Participant that:

(i) Modification. If, at the time of enforcement of this Agreement, a court holds that the duration, geographical area or scope of activity restrictions stated herein are unreasonable under circumstances then existing or impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, Participant agrees that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law, in all cases giving effect to the intent of the parties that the restrictions contained herein be given effect to the broadest extent possible.

(ii) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(iii) Non-Disparagement. Participant understands and agrees that Participant will not disparage the Company, its officers, directors, administrators, representatives, employees, contractors, consultants or customers and will not engage in any communications or other conduct which might interfere with the relationship between the Company and its current, former, or prospective employees, contractors, consultants, customers, suppliers, regulatory entities, and/or any other persons or entities.

(j) Definitions.

(i) Affiliate. “Affiliate” means any entity controlling or controlled by or under common control with the Company or another Affiliate, at the time of execution of the Agreement and any time thereafter, where “control” is defined as the ownership of at least fifty percent (50%) of the equity or beneficial interest of such entity, and any other entity with respect to which the Company has significant management or operational responsibility (even though the Company may own less than fifty percent (50%) of the equity of such entity).

(ii) Confidential Information. “Confidential Information” as used in this Agreement shall include the Company’s trade secrets as defined under Illinois law, as well as any other information or material which is not generally known to the public, and which:

a) is generated, collected by or utilized in the operations of the Company’s business and relates to the actual or anticipated business, research or development of the Company; or

b) is suggested by or results from any task assigned to Participant by the Company or work performed by Participant for or on behalf of the Company.

Confidential Information shall not be considered generally known to the public if Participant or others improperly reveal such information to the public without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company. Examples of Confidential Information include, but are not limited to, all customer, client, supplier and vendor lists, budget information, contents of any database, contracts, product designs, technical know-how, engineering data, pricing and cost information, research and development work, software, business plans, proprietary data, projections, market research, perceptual studies, strategic plans, marketing information, financial information (including financial statements), sales information, training manuals, employee lists and compensation of employees, and all other competitively sensitive information with respect to the Company, whether or not it is in tangible form, and including, without limitation, any of the foregoing contained or described on paper or in computer software or other storage devices, as the same may exist from time to time.

(iii) Restricted Area. For purposes of this Agreement, the term “Restricted Area” shall mean the United States of America.

10. Miscellaneous.

(a) Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.

(b) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Stock is contingent upon his continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

(d) Exclusive Jurisdiction/Venue. All disputes that arise from or relate to this Agreement shall be decided exclusively by binding arbitration in Cook County, Illinois under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrator’s award shall be final, and may be filed with and enforced as a final judgment by any court of competent jurisdiction. Notwithstanding the foregoing, any disputes related to the enforcement of the restrictive covenants contained in Section 9 of this Agreement shall be subject to and determined under Delaware law and adjudicated in Illinois courts.

(e) Participant Representations. The Participant hereby acknowledges, represents and warrants the following: (a) the Participant is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Company, (b) the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended, and may be subject to the limitations of Rule 144, (c) the Participant has no intention of offering or selling any of the shares of Restricted Stock issued hereunder in a transaction that would violate the Securities Act of 1933, as amended, or the securities laws of any state of the United States of America or any other applicable jurisdiction, (d) the Participant has been furnished with, and has had access to, such information as the Participant considers necessary or appropriate for deciding whether to accept the grant of the shares of Restricted Stock hereunder, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such shares of Restricted Stock, and (e) the Participant is able, without impairing the Participant’s financial condition, to hold the shares of Restricted Stock to be issued hereunder for an indefinite period and to suffer a complete loss of the Participant’s investment in such shares of Restricted Stock.

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

PARTICIPANT ACCEPTANCE

Dated: July 21, 2014	/s/ Emad Rizk
Emad Rizk